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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2000, with respect to the financial statements of Premier Health Exchange LLC (a development stage company) included in the Registration Statement (Form S-4) of medibuy.com and related prospectus/consent solicitation statement to the members of Premier Health Exchange LLC (a development stage company) for the registration of 50,000,000 shares of its common stock and for the registration of 11,162,901 warrants to purchase common stock.

                                      /s/ Ernst & Young LLP

San Diego, California
March 22, 2000